A special meeting of the fund's shareholders was held on June 16, 2004. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To amend the Declaration of Trust to allow the Board of Trustees, if permitted by applicable law, to authorize fund mergers without shareholder approval.*
	# of Votes	% of Votes
Affirmative	100,119,783.36	69.009
Against	43,375,721.70	29.898
Abstain	1,307,723.02	.901
Broker Non-Votes	278,473.64	.192
TOTAL	145,081,701.72	100.000
PROPOSAL 2
To elect a Board of Trustees.*
	# of Votes	% of Votes
J. Michael Cook
Affirmative	142,558,184.65	98.261
Withheld	2,523,517.07	1.739
TOTAL	145,081,701.72	100.000
Ralph F. Cox
Affirmative	137,180,476.64	94.554
Withheld	7,901,225.08	5.446
TOTAL	145,081,701.72	100.000
Laura B. Cronin
Affirmative	139,802,398.20	96.361
Withheld	5,279,303.52	3.639
TOTAL	145,081,701.72	100.000
Robert M. Gates
Affirmative	142,558,184.65	98.261
Withheld	2,523,517.07	1.739
TOTAL	145,081,701.72	100.000
George H. Heilmeier
Affirmative	142,445,086.15	98.183
Withheld	2,636,615.57	1.817
TOTAL	145,081,701.72	100.000
Abigail P. Johnson
Affirmative	139,802,398.20	96.361
Withheld	5,279,303.52	3.639
TOTAL	145,081,701.72	100.000
Edward C. Johnson 3d
Affirmative	134,537,788.69	92.732
Withheld	10,543,913.03	7.268
TOTAL	145,081,701.72	100.000
Donald J. Kirk
Affirmative	137,180,476.64	94.554
Withheld	7,901,225.08	5.446
TOTAL	145,081,701.72	100.000
Marie L. Knowles
Affirmative	142,558,184.65	98.261
Withheld	2,523,517.07	1.739
TOTAL	145,081,701.72	100.000
Ned C. Lautenbach
Affirmative	142,558,184.65	98.261
Withheld	2,523,517.07	1.739
TOTAL	145,081,701.72	100.000
Marvin L. Mann
Affirmative	137,180,476.64	94.554
Withheld	7,901,225.08	5.446
TOTAL	145,081,701.72	100.000
William O. McCoy
Affirmative	137,180,476.64	94.554
Withheld	7,901,225.08	5.446
TOTAL	145,081,701.72	100.000
Robert L. Reynolds
Affirmative	139,802,398.20	96.361
Withheld	5,279,303.52	3.639
TOTAL	145,081,701.72	100.000
William S. Stavropoulos
Affirmative	142,558,184.65	98.261
Withheld	2,523,517.07	1.739
TOTAL	145,081,701.72	100.000
* Denotes trust-wide proposals and voting results.